UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2014
SOUTHERN STAR CENTRAL CORP.
______________________
(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (270) 852-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
_____________________________________________________________________________________

Item 7.01.    Regulation FD Disclosure.
In a preliminary offering memorandum dated June 2, 2014 distributed to investors in connection with a private offering described under Item 8.01 of this Current Report on Form 8-K (the “Current Report”), Southern Star Central Corp. (the “Company”) will disclose certain information to prospective investors. Pursuant to Regulation FD, the Company is furnishing certain information disclosed by the Company in the preliminary offering memorandum that has not otherwise been publicly disclosed, which includes the following:

(1) The Company’s rate case settlement related to its general rate case under FERC Docket No. RP13-941 became final and non-appealable on May 23, 2014. As of March 31, 2014, the Company had estimated reserves for revenues collected in excess of settlement rates of approximately $9.2 million, excluding interest, which were refunded to customers during the second quarter of 2014.

(2) The Company anticipates operating expense increases between $2.0 million and $4.0 million for the 2014 fiscal year, which increases are expected to relate primarily to labor, benefits and maintenance expenses.

(3) The Company’s existing contracts with its customers will expire over time unless renewed. Calculated as a percentage of the Company’s fiscal 2013 operating revenues, the Company’s customer contracts subject to renewal represent 3% in 2014, 16% in 2015, 18% in 2016, 28% in 2017, 90% in 2018 and 91% in 2019.

The information contained under this Item 7.01 in this Current Report is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.
Private Offering of Senior Notes

    On June 2, 2014, the Company issued a press release announcing its intention to offer $450 million aggregate principal amount of senior notes due 2022 (the “Notes”) in a private offering pursuant to Rule 144A and Regulation S under the Securities Act, subject to market and other conditions. The Company also intends to enter into an amendment and restatement of its current revolving credit facility and Southern Star Central Gas Pipeline, Inc., the Company’s subsidiary, intends to enter into an unsecured term loan facility concurrently with the consummation of the senior notes offering. A copy of the press release announcing the proposed offering is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Current Report, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Tender Offers and Consent Solicitations

    On June 2, 2014, the Company commenced cash tender offers for any and all of its outstanding (i) $200 million 6.75% Senior Notes due 2016, CUSIP Number 843830 AD2 (the “2006 Notes”), and (ii) $50 million 6.75% Senior Notes due 2016, CUSIP Numbers 843830 AE0 and U84416 AC7 (together with the 2006 Notes, the “6.75% Notes”) and related solicitations of consents from the holders of the 6.75% Notes to amend the indentures under which the respective 6.75% Notes were issued. A copy of the press release announcing the tender offers and consent solicitations is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company announcing a private offering of senior notes, dated June 2, 2014
99.2	Press Release of the Company announcing the commencement of tender offers and consent solicitations, dated June 2, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer